UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  July 31, 2009

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02	Unregistered Sales of Equity Securities

On July 31, 2009, the Company sold and issued a Secured Promissory Note in the principal amount of $500,000 (the “Note”) to an outside accredited investor.  The Note was issued in a private placement exempt from registration requirements.  There were no underwriters, underwriting discounts or commissions involved in the transactions, and the Company received cash consideration.  The Note carries an interest rate of 9% per annum, payable on maturity, and is due upon the earlier of: two years from issuance; or the demand of the holder, on five days written notice.  The Note is not convertible into common stock of the Company.   The Note was issued with warrants to purchase 1,162,791 shares of common stock of the Company at $0.65 per share.   The Note was personally guaranteed by D. Jonathan Merriman, the Company’s CEO, and Peter V. Coleman, the Company’s CFO.  As consideration for these guarantees, the Company issued warrants to purchase 581,395 shares of common stock of the Company at $0.65 per share to each of Mr. Merriman and Mr. Coleman.  These warrants are exercisable immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: August 6, 2009	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer